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                                                                    EXHIBIT 23.3

CONSENT OF KPMG LLP













                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Charter One Financial, Inc.

We consent to incorporation by reference in the annual report filed on Form 10-K of Charter One Financial, Inc. and in Registration Statements Nos. 33-23805, 33-61273, 333-33259, 333-42823, 333-33169, 333-70007, 333-65137 and 333-67431 of
Charter One Financial, Inc. on forms S-8 of our report dated January 30, 1998 relating to the consolidated statement of financial condition of ALBANK Financial Corporation and subsidiaries as of December 31, 1997 and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1997, which report has been incorporated by reference in the December 31, 1998 annual report on Form 10-K of Charter One Financial, Inc.







/s/KPMG LLP


Albany, New York
March 18, 1999